Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan of Liberty TripAdvisor Holdings, Inc. of our reports dated February 11, 2014, with respect to the consolidated financial statements of TripAdvisor, Inc., included in the Amendment No. 4 to the Registration Statement (Form S-1 No 333-195705 ) of Liberty TripAdvisor Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 17, 2014